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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ADVO, Inc. 401(k) Savings Plan (Plan Number 004) of our report dated October 16, 2003, with respect to the consolidated financial statements of ADVO, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 27, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

Hartford, Connecticut
May 7, 2004